UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share Preferred Share Purchase Rights	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of DURECT Corporation (the “Company”), held online via live audio webcast on June 17, 2020, the Company’s stockholders approved an amendment of the 2000 Employee Stock Purchase Plan (the “Plan”) to increase the number of shares of the Company’s Common Stock available for issuance by 350,000 shares and extend the term of the Plan so that the Plan will terminate on the date that is ten (10) years following stockholder approval of the Plan (i.e., June 17, 2030).

The foregoing description of the amendment of the Plan is only a summary and a more detailed summary of the material features of the Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2020. The description is qualified in its entirety by the full text of the Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were 154,759,177 shares represented to vote either in person virtually or by proxy, or 79% of the outstanding shares, which represented a quorum.  The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

Proposal 1: Election of two Class II directors of our Board of Directors to serve until the 2023 annual meeting of stockholders (David R. Hoffmann and Judith Robertson) and one Class II director to serve until the 2021 annual meeting of stockholders (Jon S. Saxe)

The Company’s stockholders approved, by the following votes, the election of (i) Mr. Hoffmann and Ms. Robertson as Class II directors for a term of three years or until their respective successors are elected and qualified or until their earlier resignation or removal and (ii) Mr. Saxe as a Class II director for a term of one year or until his successor is elected and qualified or until his earlier resignation or removal:

	For	Withheld	Broker Non-Votes
David R. Hoffmann	97,689,244	6,091,110	50,978,823
Judith Robertson	101,807,681	1,972,673	50,978,823
Jon S. Saxe	102,873,324	907,030	50,978,823

Proposal 2: Approval of the amendment and restatement of the 2000 Employee Stock Purchase Plan to increase the number of shares of the Company’s Common Stock available for issuance by 350,000 shares and extend the plan’s term for ten years from the date of the 2020 Annual Meeting

The Company’s stockholders approved the amendment and restatement of the 2000 Employee Stock Purchase Plan by the following votes:

For	Against	Abstain	Broker Non-Votes
96,889,709	6,553,959	336,686	50,978,823

Proposal 3: Say on Pay – An advisory vote on the approval of executive compensation

The Company’s stockholders approved the compensation of the Company’s Named Executive Officers on a non-binding, advisory basis by the following votes:

For	Against	Abstain	Broker Non-Votes
96,855,910	6,365,694	558,750	50,978,823

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm for the Company for the Current Fiscal Year

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020 by the following votes:

For	Against	Abstain	Broker Non-Votes
152,557,348	1,559,462	642,367	0

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

ExhibitDescription

10.1*DURECT Corporation 2000 Employee Stock Purchase Plan, as amended.

__________

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: June 18, 2020	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer

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